UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ABRAXAS ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	26-0144848
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 North Loop 1604 East, Suite 100

San Antonio, Texas 78232

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Units representing limited partner interests

The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-144537

Securities to be registered pursuant to Section 12(g) of the Act:  NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

A description of common units representing limited partner interests in Abraxas Energy Partners, L.P. (the “Registrant”) will be set forth under the captions “Prospectus Summary,” “Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-144537), initially filed with the Securities and Exchange Commission on July 13, 2007 and subsequently amended on August 24, 2007 and September 20, 2007 and as may be subsequently amended.  Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated herein by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1

Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-144537), initially filed with the Securities and Exchange Commission on July 13, 2007 and subsequently amended on August 24, 2007 and September 20, 2007 and as may be subsequently amended (the “Form S-1 Registration Statement”) — incorporated herein by reference.

2	Certificate of Limited Partnership of the Registrant, dated as of May 18, 2007 — incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.
3

Second Amended and Restated Agreement of Limited Partnership of the Registrant, dated as of September 19, 2007 (included as Appendix A to the Prospectus) — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

4

Specimen Unit Certificate for the Common Units (included as Exhibit A to the Second Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the Prospectus) — incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:       September 24, 2007.

ABRAXAS ENERGY PARTNERS, L.P.
By: ABRAXAS GENERAL PARTNER, LLC
Its: General Partner

By:	/s/ Barbara M. Stuckey
Name:	Barbara M. Stuckey
Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
1

Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-144537), initially filed with the Securities and Exchange Commission on July 13, 2007 and subsequently amended on August 24, 2007 and September 20, 2007 and as may be subsequently amended (the “Form S-1 Registration Statement”) — incorporated herein by reference.

2	Certificate of Limited Partnership of the Registrant, dated as of May 18, 2007 — incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.
3

Second Amended and Restated Agreement of Limited Partnership of the Registrant, dated as of September 19, 2007 (included as Appendix A to the Prospectus) — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

4

Specimen Unit Certificate for the Common Units (included as Exhibit A to the Second Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the Prospectus) — incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.